Porter, Wright, Morris & Arthur LLP
5801 Pelican Bay Boulevard, Suite 300
Naples, Florida 34108
Exhibit 5
July 26, 2005
Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287
Ladies and Gentlemen:
     This opinion is furnished at your request, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) by Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), relating to the offering from time to time pursuant to the provisions of Rule 415 under the Securities Act, of up to $750,000,000 aggregate initial offering price of the following securities of the Company:
     a. shares of common stock, without par value (the “Common Stock”);
     b. shares of preferred stock, without par value (the “Preferred Stock”); and
     c. senior debt securities to be issued pursuant to that certain indenture (the “Senior Indenture”), between the Company and JPMorgan Chase Bank, N.A., as Trustee, a form of which was filed with the Commission as an exhibit to the Registration Statement, and subordinated debt securities to be issued pursuant to that certain subordinated indenture (the “Subordinated Indenture”), between the Company and JPMorgan Chase Bank, N.A., as Trustee, a form of which was filed with the Commission as an exhibit to the Registration Statement, (the senior debt securities and the subordinated debt securities are herein collectively referred to as the “Debt Securities”). The Common Stock, Preferred Stock, and Debt Securities may sometimes be collectively referred to as the “Securities”.
     In connection with this opinion, we have examined such corporate records, certificates, and other documents, and such questions of law, as we have considered necessary or appropriate.
     The opinions expressed herein are subject to the following qualifications and assumptions:
     a. The opinions expressed herein are limited by (i) the application of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Letter to Huntington Bancshares Incorporated
July 26, 2005

     b. We have assumed the genuineness of all signatures, other than those of officers of the Company, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether certified or not, and the accuracy and completeness of all corporate records.
     c. We have also assumed that each party, other than the Company, to any agreement, including the Senior Indenture and the Subordinated Indenture, has all requisite power and authority, and has taken all necessary action, to execute and deliver each agreement to which it is a party and to consummate the transactions thereunder. Further, we assume that each such party has in fact executed and delivered each such agreement.
     d. We have also assumed that the Senior Indenture and the Subordinated Indenture will be duly executed and delivered substantially in the form filed with the Commission as an exhibit to the Registration Statement.
     e. We have also assumed, and have no information to the contrary, that the resolutions of the Board of Directors of the Company relating to the Registration Statement and the transactions contemplated thereby provided to us accurately reflect the actions taken at meetings duly called and held at which a quorum was present and acting throughout, and that no action has been taken to rescind or modify such resolutions.
     f. We have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law, (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto, (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve, and establish the final terms and conditions thereof and will take any other appropriate additional corporate action, and (iv) certificates and other instruments or documents, if any, representing the Securities will be duly executed and delivered and, to the extent required by the applicable indenture, duly authenticated and countersigned.
     g. The opinions herein relate solely to the General Corporation Law of the State of Maryland, and, where relevant, federal law, and are limited to the presently existing constitutional provisions, statutes, and regulations of the State of Maryland and the United States of America, the federal banking laws and regulations applicable to the Company, and the published decisions of the Maryland and Federal Courts and their published orders, decrees, or interpretations. We express no opinion as to the effect of the laws of any other jurisdiction.
     Based upon and subject to the foregoing, and subject to the qualifications expressed herein, it is our opinion that:
(1)	The Common Stock has been duly authorized and, when the Registration Statement has become effective under the Securities Act, the terms of the sale of the Common Stock have been duly established in conformity with the Articles of Restatement of Charter, as amended, of the Company (the “Charter”) so as not to violate any applicable law or result in a default under or breach of any agreement

Letter to Huntington Bancshares Incorporated
July 26, 2005

or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, upon payment of the consideration therefore provided for in the applicable definitive purchase, underwriting, or similar agreement, the Common Stock will be legally issued, fully paid, and nonassessable.
(2)	The Preferred Stock has been duly authorized and, when the Registration Statement has become effective under the Securities Act, the Board or a duly authorized committee of the Board has duly established the terms of the Preferred Stock and of its issuance and sale in conformity with the Company’s Charter so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, a certificate of designation to the Charter relating to the designation and the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Maryland, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, upon payment of the consideration therefore provided in the applicable definitive purchase, underwriting, or similar agreement, the Preferred Stock will be legally issued, fully paid, and nonassessable.

(3)	With respect to the Debt Securities, when (i) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture filed as an exhibit to the Registration Statement and any supplemental indenture that may be required so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the applicable Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the applicable indenture filed as an exhibit to the Registration Statement, against delivery of the applicable consideration, the Debt Securities so issued will constitute valid and legally binding obligations of the Company.
     We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in, or new developments that might affect, any matters or opinions set forth herein.

Letter to Huntington Bancshares Incorporated
July 26, 2005

Very truly yours,

/s/ Porter, Wright, Morris & Arthur LLP

PORTER, WRIGHT, MORRIS & ARTHUR LLP

MBC/JJN/TCC